Exhibit 99.1

For Immediate Release Contact Media Robert Williams (312) 436-4356 rewilliams@usg.com

Investors Matthew Ackley (312) 436-6263 investorrelations@usg.com

USG CORPORATION REPORTS PRELIMINARY, UNAUDITED 2013

THIRD QUARTER RESULTS

CHICAGO, October 16, 2013— USG Corporation (NYSE:USG), a leading building products company, issued a press release today announcing its planned joint venture with Boral Corporation.

In conjunction with that announcement, USG Corporation is releasing preliminary, unaudited results for the quarter ended September 30, 2013. For the three months ended September 30, 2013, USG Corporation expects to report net sales of approximately $925 million, net income of approximately $23 million, and diluted net income per common share of approximately $0.21. For the three-month comparative period in 2012, USG reported net sales of $828 million, net loss of $29 million and diluted net loss per common share of $0.28. USG attributes the year over year improved results to better wallboard price and volume and positive operating results at L&W Supply, partially offset by higher SG&A expense as expected and lower profitability from its shipping company, GTL, due to timing of shipments in the second half of the year.

The preliminary, unaudited results presented herein are based on currently available information. These preliminary, unaudited results are subject to the completion of USG’s quarterly closing and review procedures and the regular quarterly review process of its independent registered public accounting firm. As a result, the information presented herein is subject to change.

As previously announced, a conference call and webcast to discuss third quarter, 2013 results will be held at 10:00 a.m. Central Time on October 24, 2013.

USG Corporation

USG Corporation is a manufacturer and distributor of innovative, high-performance building systems through its United States Gypsum Company, USG Interiors, LLC, L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG Worldwide operations serve the commercial, residential, and repair and remodel construction markets, enabling our customers to build the outstanding spaces where people live, work and play. USG wall, ceiling, exterior sheathing, flooring underlayment and roofing systems provide leading-edge building solutions, while L&W Supply branch locations efficiently stock and deliver building materials throughout the United States. USG and its subsidiaries are proud sponsors of the U.S Olympic and Paralympic teams and the Canadian Olympic team. For additional information, visit www.usg.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ materially due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; our substantial indebtedness and our ability to incur substantial additional indebtedness; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material and energy costs; volatility in the assumptions used to determine the funded status of our pension plans; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates for us and the industry; our ability to expand into new geographic markets and the stability of such markets; our ability to successfully enter into and operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; our ability to protect our intellectual property and other proprietary rights; changes in laws or regulations, including environmental and safety regulations; the satisfactory performance of certain business functions by third party service providers; our ability to achieve anticipated savings from cost reduction programs; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K.